UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 13, 2007

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA                                                                                                           15212-5851
(Address of principal executive offices)                                                                                                           (Zip Code)

Registrant's telephone number, including area code:                                                                                                (412) 442-8200

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 15, 2007, Matthews International Corporation (“Matthews” or the "Company”) announced the election of Martin Schlatter to the Matthews Board of Directors.  A copy of the press release is attached hereto as Exhibit 99.1.  Mr. Schlatter will be nominated for election as a director by the Company’s shareholders at the 2008 Annual Meeting.  It is expected that Mr. Schlatter will be appointed to the Audit Committee.

Mr. Schlatter will be compensated as a director of the Company in accordance with the provisions of the 1994 Director Fee Plan, as amended, which are discussed in the Company’s 2007 Notice of Annual Meeting and Proxy Statement and Annual Report on Form 10-K for the year ended September 30, 2007.

The Company’s Board of Directors also adopted a change to its governance guidelines to require that all newly appointed directors be nominated for election by the shareholders at the next scheduled Annual Meeting after such appointment by the Board.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated November 15, 2007, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By  Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

November 15, 2007